UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015

PHILLIPS EDISON GROCERY CENTER REIT II, INC.

(Exact name of registrant specified in its charter)

Maryland	333-190588	61-1714451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

New Advisory Agreement

On January 22, 2015, Phillips Edison Grocery Center REIT II, Inc. entered into a new advisory agreement (the “New Advisory Agreement”) with American Realty Capital PECO II Advisors, LLC (the “Advisor”) that replaced the prior short-term advisory agreement (the “Prior Advisory Agreement”) the Company and the Advisor entered into on January 9, 2015. The term of the New Advisory Agreement is one year and the Company has the ability to terminate the New Advisory Agreement without cause or penalty upon 30 days’ written notice to the Advisor; provided, however, that the Company may accelerate the termination of the New Advisory Agreement if an earlier termination is necessary to allow the Company to draw funds from any Company-level credit facility. In the event that termination is accelerated, the Company will still be obligated to pay to the Advisor the fees contemplated under the New Advisory Agreement for the 30 days after delivery of the initial termination notice. All other terms are materially consistent with the Prior Advisory Agreement.

Amended Sub-Advisory Agreement

On January 22, 2015, the Advisor and Phillips Edison NTR II LLC (the “Sub-advisor”) entered into an Amended and Restated Sub-advisory Agreement (the “Amended Sub-advisory Agreement”). The Amended Sub-advisory Agreement provides that the Advisor will generally assign to the Sub-advisor 85% of the fees the Company pays to the Advisor in connection with advisory services provided after January 21, 2015. The Advisor will assign to the Sub-advisor 77.5% of the fees the Company pays to the Advisor in connection with advisory services provided on or before January 21, 2015. All other terms are materially consistent with the sub-advisory agreement in effect through January 21, 2015.

Amended Operating Partnership Agreement

On January 22, 2015, the Company amended the agreement of limited partnership (the “Amended Partnership Agreement”) of Phillips Edison Grocery Center Operating Partnership II, L.P. (the “Partnership”) so that (i) a termination without cause of the New Advisory Agreement will not trigger determination as to whether the Class B units issued by the Partnership to the Advisor and Sub-advisor have vested if the Company’s new advisor is the Sub-advisor or an affiliate of the Advisor or the Sub-advisor, and (ii) a termination of the New Advisory Agreement will not trigger determination as to whether PE-ARC Special Limited Partner II LLC is entitled to receive a subordinated distribution from the Partnership if the Company’s new advisor is the Sub-advisor or an affiliate of the Advisor or the Sub-advisor. All other terms are materially consistent with the agreement of limited partnership in effect through January 21, 2015.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 22, 2015, William M. Kahane resigned as a member of the Company’s board of directors. Mr. Kahane had served as one of the Company’s directors since August 2013. Mr. Kahane’s decision to resign was not the result of any disagreement with the Company.

Item 8.01. Other Events

On January 22, 2015, the Company’s board of directors made the determination to close the primary portion of the Company’s ongoing initial public offering upon the earlier of (i) June 30, 2015 or (ii) the sale of $1.6 billion in shares of the Company’s common stock. Subscription agreements must be dated on or before the earlier of these two events and submitted promptly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT II, INC.

Dated: January 26, 2015	By:	/s/ R. Mark Addy
R. Mark Addy Co-President and Chief Operating Officer